SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2003

Wachovia Preferred Funding Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-31557	56-1986430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 East Roseville Parkway
Roseville, California	95661
(Address of principal executive offices)	(Zip Code)

(877) 867-7378

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

On April 24, 2003, Wachovia Preferred Funding Corp.’s (“Wachovia Funding” or “we”) Post-effective Amendment No. 4 on Form

S-3 to Form S-3 (Registration No. 333-99847) of Wachovia Corporation and Wachovia Funding (the “Registration Statement”) was declared effective by the Securities and Exchange Commission (the “SEC”). As a result, any filings we have made or which we will make in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, will now be incorporated by reference into the Registration Statement. In addition, Wachovia Funding’s auditor, KPMG LLP, has consented to the incorporation by reference of (i) its report, dated March 14, 2003, relating to the consolidated balance sheets of Wachovia Funding and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002 (the “First KPMG Consent”), and (ii) its report, dated January 16, 2003, on the supplementary consolidating financial information of Wachovia Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 (the “Second KPMG Consent”), both of which appear in Wachovia Funding’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The First KPMG Consent and the Second KPMG Consent are attached as Exhibits 99(a) and 99(b), respectively, to this report and are incorporated by reference into this Item 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

Date: May 2, 2003	By:	/s/ DAVID M. JULIAN
Name: David M. Julian Title: Senior Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99(a)	First KPMG Consent

99(b)	Second KPMG Consent